                                                                       EXHIBIT 5

OLSHAN
OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP

                                                               PARK AVENUE TOWER
                                                             65 EAST 55TH STREET
                                                        NEW YORK, NEW YORK 10022
                                                         TELEPHONE: 212.451.2300
                         October 17, 2005                FACSIMILE: 212.451.2222

                                                               WWW.OLSHANLAW.COM

CepTor Corporation
200 International Circle
Suite 2100
Hunt Valley, Maryland 21030

Gentlemen:

We have acted as  counsel to CepTor  Corporation,  a Delaware  corporation  (the
"Company"),  in  connection  with its  registration  statement on Form SB-2 (the
"Registration  Statement"),   being  filed  with  the  Securities  and  Exchange
Commission under the Securities Act of 1933 (the "Act") for the registration for resale by the selling  stockholders listed therein (the "Selling  Shareholders")
of 6,559,435  shares of the  Company's  common stock par value $0.0001 per share
(the "Shares").

In  connection  with  the  foregoing,  we have  examined  originals  or  copies, satisfactory  to us,  of (i) the  Company's  Certificate  of  Incorporation  and
By-laws,  each as amended to date, and (ii) resolutions adopted by the Company's
Board of Directors authorizing the issuance of the Shares. We have also reviewed such other matters of law and examined and relied upon such corporate documents, certificates,  agreements,  instruments and records, as we have deemed necessary for the purpose of  expressing  an opinion as set forth below.  Our opinion with respect to the valid  issuance of an aggregate of 6,182,076  Shares owned by the
Selling  Stockholders  (the "Resale  Shares") which are being  registered by the
Company pursuant to the Registration Statement is made solely in reliance on the
Company's and its transfer agent's records.  In our examinations we have assumed the  genuineness  of all  signatures,  the  authenticity  of all  documents  and instruments  submitted to us as originals or copies,  and the  conformity of any copies to the originals.

Based upon and subject to the  foregoing,  we are of the opinion that the Resale
Shares have been validly issued and are fully paid and non-assessable  and, when issued and paid for in  accordance  with the terms and  conditions of the common stock purchase  warrant,  377,359 Shares will be validly issued,  fully paid and non-assessable.

We  consent to the  filing of this  opinion  as an  exhibit to the  Registration
Statement  and to the  reference  made to our  firm  under  the  caption  "Legal
Matters" in the prospectus which accompanies the Registration Statement.

We advise  you that this firm and a member of this firm are  owners of shares of common  stock of the Company and such member is also  trustee of certain  trusts that are beneficial owners of shares of the Company.

                              Very truly yours,

                              /s/ Olshan Grundman Frome Rosenzweig & Wolosky LLP
                              --------------------------------------------------
                              Olshan Grundman Frome Rosenzweig & Wolosky LLP

                                                               NEW JERSEY OFFICE
                                                       2001 ROUTE 46 / SUITE 202
                                                    PARSIPPANY, NEW JERSEY 07054
                                                         TELEPHONE: 973.335.7400
                                                        FACSIMILED: 973.335.8018